As filed with the Securities and Exchange Commission on May 3, 2002

================================================================================

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              FAB INDUSTRIES, INC.

                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

[_]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[X]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

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                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 592-2700

                                   May 3, 2002




Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Fab Industries, Inc. (the "Company") at the principal office of the Company, 200 Madison Avenue, New York, New York 10016 on Thursday, May 30, 2002, at 10:15 a.m., local time.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 1, 2001 is enclosed. The formal notice of the Annual Meeting, the Proxy Statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy promptly so that your shares will be represented at the meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

                                        Very truly yours,

                                        /s/ Samson Bitensky
                                        ---------------------------------------
                                        Samson Bitensky,
                                        Chief Executive Officer and
                                        Chairman of the Board

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                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 592-2700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MAY 30, 2002 AT 10:15AM

                               ------------------


                  TO THE STOCKHOLDERS OF FAB INDUSTRIES, INC.:

         Please take notice that the Annual Meeting of Stockholders of Fab Industries, Inc. (the "Company") will be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on May 30, 2002 at 10:15 a.m., local time, for the following purposes:

         1. To approve and adopt a sale of the Company's business pursuant to a Plan of Liquidation and Dissolution attached as Appendix A to the proxy statement.

         2. To elect three directors to Class II of the Company's Board of Directors.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 22, 2002 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment of the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the offices of the Company, 200 Madison Avenue, New York, New York 10016, for the 10-day period prior to the meeting.

         You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                        By Order of the Board of Directors,

                                        /s/ Samson Bitensky
                                        ---------------------------------------
                                        Samson Bitensky,
                                        Chief Executive Officer and
                                        Chairman of the Board

Dated:  May 3, 2002

                              FAB INDUSTRIES, INC.
                               200 Madison Avenue
                            New York, New York 10016
                                 (212) 592-2700

                                 PROXY STATEMENT
                       for Annual Meeting of Stockholders
                           to be held on May 30, 2002

GENERAL

         This Proxy Statement, which is first being mailed to the stockholders of the Company on approximately May 3, 2002, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting. The Annual Meeting is to be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016 on May 30, 2002 at 10:15 a.m., or at any subsequent time which may be necessary by any adjournment of the meeting.

         Proxies in proper form received by the time of the meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board FOR proposals (1) and (2). Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting. The proxy does, however, convey discretionary authority to the persons named in it to vote on such other business as may properly come before the Annual Meeting.

         Shares of the Company's common stock, par value $.20 per share (the "Common Stock"), cannot be voted at the meeting unless the holder is present or represented by proxy.

VOTING SECURITIES

         The Board of Directors, in accordance with the Bylaws of the Company (the "Bylaws"), has fixed the close of business on April 22, 2002 as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on that date, the outstanding number of voting securities of the Company was 5,204,418 shares of Common Stock, excluding shares held by the Company in treasury.

         For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the voting power represented by all outstanding shares constitutes a quorum. If a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock as of the Record Date is

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required for approval and adoption of a sale of the Company's business pursuant to a Plan of Liquidation and Dissolution (Proposal 1) and the affirmative vote of a plurality of the votes cast by the stockholders present (in person or by proxy) and entitled to vote at the Annual Meeting is required for the election of each director (Proposal 2).

REVOCABILITY OF PROXIES

         A stockholder giving a proxy may revoke it at any time before it is voted by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.





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

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

         The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached annex.

WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

         The proposals to be voted on at the Annual Meeting are:

                  (1) whether to approve a sale of our business pursuant to a Plan of Liquidation and Dissolution attached as Appendix A to this proxy statement (the "Plan");

                  (2) whether to elect the three Class II directors standing for re-election to our Board of Directors; and

                  (3) any other matter which may properly come before the meeting.

WHY DOES THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS APPROVE THE SALE OF THE BUSINESS PURSUANT TO THE PLAN?

         The Board of Directors believes that in light of the current economic environment and continued weakness in the industry, including numerous bankruptcies and liquidations of our competitors, the sale of our business is in the best interests of our stockholders. By having the sale of our business be undertaken in the context of a plan of corporate liquidation, the proceeds of such sale and our current cash position can be distributed to our stockholders in a tax efficient manner, thus maximizing stockholder value.

WHAT DOES THE PLAN ENTAIL?

         The Plan provides for an initial distribution of a portion of our cash, to be followed by the sale of our business, subsequent distributions and the winding up of our business and affairs. Until our business is sold, we will continue to operate the business in the ordinary course and will retain sufficient cash to do so. By the terms of the Plan, stockholder approval of the Plan will also constitute stockholder approval of the sale of our business.

WHEN WILL THE STOCKHOLDERS RECEIVE ANY DISTRIBUTIONS?

         If the Plan is approved, we anticipate that an initial distribution of approximately $10.00 per share will be made to the stockholders in June 2002. The actual amount of the initial distribution will be determined by our Board of Directors and may be lower or higher than $10.00 per share. After the initial distribution, we will distribute available proceeds to the stockholders as our Board of Directors deems appropriate. We anticipate that the majority of the remaining proceeds will be distributed shortly after the sale of our business.

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

WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE LIQUIDATION OF FAB INDUSTRIES?

         It is impossible for us to predict with certainty the aggregate proceeds that will ultimately be distributed to our stockholders should the Plan be approved because we do not know how much will be realized upon the sale of our business, nor can we be certain as to the amount of all of our liabilities to be satisfied utilizing our available cash. If all of our cash and cash equivalents as at March 2, 2002 were distributed to our then stockholders on a fully diluted basis, such distribution would have been equal to approximately $17.00 per share. Since a portion of this cash will be utilized to continue to operate our textile business pending a sale and to pay liabilities that could arise, the precise amount per share of our cash and cash equivalents that will be distributed to stockholders will probably be less than $17.00 per share. In addition to distributions of our cash and cash equivalents, stockholders will also receive their pro rata share of the net proceeds from the sale of our business and any remaining assets pursuant to the Plan.

WHAT WILL HAPPEN IF THE PLAN IS NOT APPROVED?

         If the Plan is not approved, we will continue to operate the Company in the ordinary course while our Board of Directors explores the alternatives then available for the future of the Company. If the Plan is not approved, our Board of Directors will determine whether or not there will be any immediate distributions of cash to stockholders.

SHOULD I STILL VOTE TO ELECT OUR BOARD OF DIRECTORS IF I APPROVE THE PLAN?

         Yes. Even if a stockholder votes to approve the Plan, each stockholder should vote on the proposal to elect our Board of Directors. If the Plan is adopted, our Board of Directors will continue to oversee the operation and sale of our business. After the sale of our business, the Board of Directors will also wind up the affairs of the Company. Additionally, we will still require the services of independent accountants to conduct annual audits and other matters for so long as we are obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

WHAT DO STOCKHOLDERS NEED TO DO NOW?

         After carefully reading and considering the information contained in this proxy statement, each stockholder should complete and sign his or her proxy card and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable us to conduct business at the meeting.

CAN STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?

         Yes. A stockholder can change his or her vote at any time before proxies are voted at the meeting. Each stockholder can change his or her vote in one of three ways. First, a stockholder can send a written notice to Steven Myers, President, Chief Operating Officer and Secretary, at our executive offices, stating that he or she would like to revoke his or her proxy. Second, a stockholder can complete and submit a new proxy. If a

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stockholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to us. Third, a stockholder can attend the meeting and vote in person.

IF SHARES ARE HELD IN "STREET NAME" BY A STOCKHOLDER'S BROKER, WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE STOCKHOLDER WITH RESPECT TO THE APPROVAL OF THE PLAN?

         A broker will vote shares as to the approval of the Plan only if the holder of these shares provides the broker with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

CAN I SELL MY SHARES OF COMMON STOCK ONCE THE PLAN IS APPROVED?

         Our Common Stock is currently trading on the American Stock Exchange (the "AMEX"). We expect to remain listed on the AMEX if our stockholders adopt the Plan and after we make our initial distribution. We do not anticipate being de-listed from the AMEX until after we make additional substantial distributions to our stockholders. Upon our de-listing from the AMEX, trading (if any), in our Common Stock would likely thereafter be conducted in the over-the-counter market and stockholders would find it more difficult to dispose of, or to obtain quotations as to, the price of our Common Stock. Additionally, after our business is sold and upon filing a Certificate of Dissolution with the Secretary of State of the State of Delaware, we intend to close our stock transfer books and restrict transfers of our Common Stock.

WHO CAN HELP ANSWER QUESTIONS?

         If you have any additional questions about any of the proposals, or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact: Steven Myers at (212) 592-2731. Our public filings can also be accessed at the web site of the Securities and Exchange Commission, located at www.sec.gov.

              PROPOSAL 1-- APPROVAL AND ADOPTION OF THE SALE OF THE BUSINESS PURSUANT TO A PLAN OF LIQUIDATION AND DISSOLUTION

GENERAL

         Our Board of Directors has determined that it is in the best interests of our stockholders to sell our textile business as a going concern. In order to maximize stockholder value, the Board has approved the Plan of Liquidation and Dissolution attached as Appendix A to this proxy statement (the "Plan"). Accordingly, our Board of Directors is presenting the Plan for approval by our stockholders at the Annual Meeting. Some material features of the Plan are summarized below. STOCKHOLDERS SHOULD READ THE PLAN IN ITS ENTIRETY.

         Our Board of Directors adopted resolutions dated March 1, 2002 which authorized, subject to stockholder approval, the sale of our business pursuant to the Plan. The Plan provides that if the requisite stockholder approval is received (such time of approval deemed the "Effective Date") our officers and directors will continue to operate our textile business in its current fashion, pursue a sale of the business as a going concern and, if our Board of Directors deems it advisable, engage financial advisors to assist with the sale of our business.

         Following stockholder approval, our Board of Directors will approve an initial distribution of a portion of our cash to our stockholders. We expect our initial distribution to be approximately $10.00 per share and to occur in June 2002. The actual amount of such initial distribution will be determined by our Board of Directors and may be lower or higher than $10.00 per share. We cannot determine at this time the actual aggregate amount of all distributions that will be made to our stockholders under the Plan.

         During the period after the Effective Date and prior to the sale of our business, we will continue to operate our textile business in the ordinary course. We may pay to our officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. Moreover, at the time that the sale of the business is imminent, we may pay such persons retention and severance benefits, including, without limitation, any termination payments under our employee benefit plans. Your approval of the Plan will constitute your approval of the payment of any such compensation.

         We anticipate that after the Effective Date we will continue to operate our textile business in its current fashion, including continuing any restructuring activities that we are currently undertaking. We will commence the process of selling our business at the time that our Board of Directors concludes that it is appropriate to do so. Although our Board of Directors expects to sell our textile business as a going concern, if it is unable to do so on terms that it finds acceptable, it will attempt to sell the Company's assets separately. After the sale, we will make final distributions to stockholders in accordance with the Plan, wind up our business and affairs and file a Certificate of Dissolution with the Secretary of State of the State of Delaware. Any assets remaining after the earlier of the date of the sale of our business (in its entirety or otherwise) and three years from the Effective Date will be transferred to a liquidating trust. The liquidating trust would then succeed to all of our remaining assets, liabilities and obligations. Our Board of Directors

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may appoint one or more of its members or one or more of our officers to act as trustee or trustees of the liquidating trust. Your approval of the Plan will also constitute your approval of any appointment and compensation of any such trustees.

THE FOLLOWING RESOLUTION WILL BE OFFERED AT THE ANNUAL MEETING:

                  "RESOLVED, THAT A SALE OF THE BUSINESS PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION RECOMMENDED BY THE BOARD OF DIRECTORS BE ADOPTED AND APPROVED."

BACKGROUND AND REASONS FOR THE PLAN

         BACKGROUND

         The Company was incorporated on April 21, 1966 under the laws of the State of Delaware and is a successor by merger to previously existing businesses. We have been a leader in the domestic textile industry since we were founded. We are a major manufacturer of warp and circular knit fabrics, raschel laces and laminated fabrics. We also produce comforters, sheets, blankets and other bedding products.

         We operate in three segments: Apparel Fabrics, Home Fashions and Accessories and Other.

         APPAREL FABRICS

         Our textile fabrics are sold to a wide variety of manufacturers of ready-to-wear and intimate apparel for men, women and children, including dresses and sportswear, children's sleepwear, activewear and swimwear, and recreational apparel. Fabrics are sold primarily in piece dyed form, as well as "PFP" (Prepared For Printing), and heat transfer printed configurations.

         Our raschel lace products are sold to manufacturers of intimate apparel through our Raval Designers and Wiener Lace divisions. The Raval Lace division also produces raschel laces for sale to manufacturers and jobbers of sportswear, dress, blouse and other related outerwear industries.

         Our subsidiary, SMS Textiles, Inc., specializes in wide raschel elastic fabrics for sale to manufacturers of intimate apparel, swimwear, athleticwear and sportswear.

         Our Lida Stretch Fabrics Division specializes in circular knit products utilizing spandex to create stretch fabrics. A wide variety of constructions and fibers are combined with spandex fiber to create a diversified product line. These fabrics are sold as piece dyes and yarn dyes to the ready-to-wear, aerobic wear, swimwear, and intimate apparel markets.

         We also offer a comprehensive line of heat transfer prints for sleepwear, robewear, outerwear, and activewear applications in both traditional and contemporary patterns.

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

         HOME FASHIONS AND ACCESSORIES

         While sales are primarily to manufacturers of home furnishings, we also use our own textile fabrics internally to produce flannel and satin sheets, blanket products, comforters, and other bedding products which we sell to specialty stores, catalogue and mail order companies, airlines and cruise lines, and health care institutions.

         OTHER

         Our subsidiary, Gem Urethane Corporation, produces a line of ultrasonically, hot melt adhesive, flame and adhesive bonded products for apparel, environmental, health care, industrial and consumer markets. In addition, Gem Urethane does toll laminating and converting for these markets as well as a fire resistant fabric, Sandel(R), through its subsidiary Sandel International, to the seating, transportation and military markets.

         Our textiles are also sold to manufacturers servicing the residential and contract markets. We also sell fabrics to vendors in the over the counter markets.

         Due to the current economic downturn, continued weakness in the domestic textile industry and recent consolidations in the industry, we have incurred significant net losses over the course of the last year and a half. We had a net loss of approximately $8.6 million for the fiscal year ended December 1, 2001, compared to net income of approximately $3.0 million in fiscal 2000. For the fiscal quarter ending March 2, 2002, we had a net loss of $677,000, compared to a net loss of $1.0 million in the first quarter of fiscal 2001. Net sales for fiscal 2001 were $80,036,000 compared to $118,185,000 in fiscal 2000, a decrease of 32.3%. Net sales were $14,250,000 for the first quarter of fiscal 2002, compared to $20,005,000 in the first quarter of fiscal 2001. In addition, gross margins as a percentage of sales declined from 9.7% for fiscal 2000 to 1.9% for fiscal 2001. Gross margins as a percentage of sales increased to 8.3% from a small gross loss of 0.8% in the first quarter of fiscal 2001.

         In an ongoing effort to restore operations to acceptable levels of profitability by eliminating over-capacities, during the first week of July 2001, we closed two of our manufacturing plants, Travis Knits in Cherryville, North Carolina and Adirondack Knitting in Amsterdam, New York. These closures resulted in the loss of about 150 jobs, or 15% of our workforce. The knitting, dyeing and finishing activities of these two operations were consolidated into our Mohican Mills facility located in Lincolnton, North Carolina. We have also completed the closure of our Maiden, North Carolina facility as of November 16, 2001 and transferred its knitting and warping operations to our Mohican Mills facility. During the fiscal year ended December 1, 2001, we expended approximately $1.3 million to remove and transfer machinery and equipment to the Mohican Mills facility. In light of continued weakness in our industry and the overall economy, and notwithstanding the facility closures discussed above, we believe that we will continue to incur operating losses for the foreseeable future.

CONCLUSION OF OUR BOARD OF DIRECTORS

         The decision of our Board of Directors to sell our business pursuant to the Plan was reached after considering a number of factors, including our available alternatives,

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future prospects and the desire to maximize stockholder value. In light of the likelihood that we would continue to incur losses for the foreseeable future, our level of operating costs and expenses, the economic downturn in the domestic textile industry and the accordant reduction in expenditures by some of our potential customers, our Board of Directors concluded that it was in the best interests of the Company and our stockholders to sell the Company and to do so in the context of a Plan of corporate liquidation. Although our Board of Directors expects to sell our textile business as a going concern, if it is unable to do so on terms it finds acceptable, it will attempt to sell the Company's assets separately. By selling our business in its entirety or otherwise pursuant to the Plan, the Company's cash as well as other liquidating proceeds could be distributed to our stockholders in a tax efficient manner, thus maximizing stockholder value. Our Board of Directors believes that a series of liquidating distributions would likely return the greatest value to our stockholders. If the Plan is not approved by the stockholders, we will continue to operate the Company in the ordinary course while our Board of Directors explores the alternatives then available for the future of the Company. If the Plan is not approved, our Board of Directors will determine whether or not there will be any immediate distributions of cash to stockholders.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN

         There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan. The factors include those described in our Annual Report on Form 10-K for the fiscal year ended December 1, 2001, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 2002, as well as those factors described below.

         THE TIMING AND AMOUNT OF ANY DISTRIBUTION IS UNCERTAIN.

         It is impossible to predict with certainty the aggregate proceeds which will ultimately be distributed to our stockholders or the exact timing of such distributions because we do not know how much will be realized upon the sale of our business, nor can we be certain as to the amount of all of our liabilities to be satisfied utilizing our available cash. No assurance can be given that the amount to be received in liquidation will equal or exceed the price at which our Common Stock has recently traded or may trade in the future. Stockholders who disagree with our Board of Directors' determination that the adoption of the Plan is in the best interests of the Company and our stockholders should vote "against" approval of the Plan.

         THE SUCCESSFUL SALE OF OUR TEXTILE BUSINESS AS A GOING CONCERN IS UNCERTAIN.

         No assurance can be given that we will be successful in selling our textile business as a going concern or otherwise in a manner that will result in material proceeds to our stockholders. If we are unable to sell our textile business as a going concern, we will attempt to sell the assets of the business separately. The price at which we will be able to sell our business will depend largely on factors beyond our control, including, without limitation, the condition of financial markets, the state of the textile industry and the availability of financing to prospective purchasers of the business. Moreover, if we are unable to sell our textile business as a going concern, the value that we receive upon a sale of the assets separately may be substantially less than we would have received upon the sale of the business as a whole.

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         IF OUR RESERVES ARE INADEQUATE, STOCKHOLDERS MAY BE LIABLE TO OUR
         CREDITORS FOR UP TO ANY AMOUNTS RECEIVED FROM US.

         If the Plan is approved by our stockholders, we expect to complete the sale of our business and then to file a Certificate of Dissolution with the Secretary of State of the State of Delaware in order to dissolve the Company. Under the Delaware General Corporation Law (the "DGCL"), we will continue to exist for three years after the dissolution filing becomes effective (or for such longer period as the Delaware Court of Chancery shall direct), solely for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our remaining property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under the DGCL, in the event that we fail to create an adequate contingency reserve for payment of expenses and liabilities during this three-year period, each stockholder could be held liable for payment to our creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by the stockholder from us (and, if applicable, from any liquidating trust or trusts). Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of the amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. We cannot assure you that the contingency reserve established by us will be adequate to cover all of our expenses and liabilities. However, after a review of our assets and liabilities, we believe that the reserves will be adequate and that it is unlikely that our stockholders would be required to return any amounts previously distributed to them. See "Principal Provisions of the Plan -- Contingency Reserve; Liquidating Trust."

         OUR STOCK TRANSFER BOOKS WILL CLOSE ON THE FINAL RECORD DATE, AFTER WHICH IT WILL NOT BE POSSIBLE FOR STOCKHOLDERS TO PUBLICLY TRADE IN OUR STOCK.

         At some point after the sale of our business, and in any event by the time that we file a Certificate of Dissolution in the State of Delaware, we intend to close our stock transfer books and discontinue recording transfers of our Common Stock (the "Final Record Date"). The Final Record Date will occur no later than the date fixed by our Board of Directors for the final liquidating distribution to stockholders. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by us shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books from any assignments by will, intestate succession or operation of law.

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PRINCIPAL PROVISIONS OF THE PLAN

         GENERAL DESCRIPTION

         We will distribute pro rata to our stockholders the proceeds from the sale of our textile business and any other remaining assets. We expect to complete an initial distribution of a portion of our cash shortly after the Effective Date. When our Board of Directors concludes that it is appropriate to do so, we will commence the process of selling our business. We intend to conclude our liquidating distributions no later than the third anniversary of the Effective Date by a final liquidating distribution, either directly to the stockholders or to one or more liquidating trusts. Any sale of our business will be made in private or public transactions and on those terms as are approved by our Board of Directors. We do not anticipate that we will solicit any further votes of our stockholders with respect to the approval of the specific terms of any sales approved by our Board of Directors. See "-- Sale of Our Business."

         Our cash on hand, together with the cash proceeds of any sale of our business or any other remaining assets, will be distributed from time to time on a pro rata basis to the holders of our Common Stock after the payment or the provision for payment of our obligations. We intend to establish a reasonable reserve (the "Contingency Reserve") in an amount to be determined by our Board of Directors to be sufficient to satisfy both the ongoing costs of operating our textile business before its sale and to satisfy any of our other liabilities, expenses and obligations. Any funds remaining in the Contingency Reserve after payment, provision or discharge of all of the liabilities, expenses and obligations will also be distributed to our stockholders on a pro rata basis.

         We intend to close our stock transfer books and discontinue recording transfers of our Common Stock on the Final Record Date. Thereafter, certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. See "-- Final Record Date." Under the DGCL, we will continue to exist for three years after our dissolution filing with the State of Delaware becomes effective, or for such longer period as the Delaware Court of Chancery shall direct, solely for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business in an orderly manner, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. At that point, we will no longer exist for the purpose of continuing the business for which we were organized.

         DISTRIBUTIONS: NATURE; AMOUNT; TIMING

         Although our Board of Directors has not established a firm timetable for distributions if the Plan is approved by our stockholders, our Board of Directors intends to make the distributions as promptly as practicable. We anticipate that an initial distribution of approximately $10.00 per share will be made to the stockholders in June 2002. The actual amount of the initial distribution will be determined by our Board of Directors and may be lower or higher than $10.00 per share. We cannot yet determine the actual aggregate amount of liquidating distributions. This amount will be dependent upon the timing and aggregate proceeds from the sale of our textile business and remaining assets, as well as the discharge of all of our liabilities, expenses and obligations. We intend to conclude our liquidating distributions no later than the third anniversary of the Effective Date by a final liquidating distribution, either directly to the stockholders or to one or more liquidating trusts.

         Uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities make it impossible for us to predict with certainty the aggregate proceeds that will ultimately be distributed to our stockholders. Because we will continue to operate our textile business in the ordinary course until it is sold, expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), claims and liabilities will continue to be incurred following approval of the Plan. While we do not believe that a precise estimate of those expenses can currently be made, management and our Board of Directors believe that available cash and amounts received on the sale of our business will be adequate to provide for our obligations, liabilities, expenses and claims (including known contingent liabilities) and to make cash distributions to stockholders.

         SALE OF OUR BUSINESS

         We anticipate that we will sell our textile business as a going concern. Prior to a sale, we will continue to operate our textile business in the ordinary course. Although our Board of Directors expects to sell the business as a going concern, if it is unable to do so on terms that it finds acceptable, it will attempt to sell the Company's assets separately. Approval of the Plan by the stockholders will constitute approval to sell our business and/or assets to one or more third parties.

         A sale of our business in its entirety or otherwise will be made on those terms and conditions as our Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and our stockholders. We do not anticipate that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sale or sales approved by our Board of Directors.

         CONDUCT OF BUSINESS FOLLOWING ADOPTION OF THE PLAN

         After the Effective Date and until a sale of our business, we will continue to operate our business as normal, including servicing our customers, maintaining our supplier relationships, continuing all restructuring efforts engaged in to date and seeking profitability. Our Board of Directors will also continue its same activities following approval of the Plan by the stockholders and until a sale of our business.

         After the sale of our business, we expect to file a Certificate of Dissolution with the Secretary of State of the State of Delaware. Following this filing, our activities will be limited to winding up our business and affairs, prosecuting and defending lawsuits by or against us, paying our creditors and continuing to distribute our remaining assets, in each case in accordance with the Plan.

         We shall continue to indemnify our officers, directors, employees and agents in accordance with our Restated Certificate of Incorporation, as amended, and Bylaws, including for actions taken in connection with the Plan and the winding up of our business and affairs. Our obligation to indemnify these persons may be satisfied out of the assets of the Company or any liquidating trust. Our Board of Directors and the trustees of any liquidating trust may obtain and maintain insurance as may be necessary to cover our indemnification obligations under the Plan.

         REPORTING REQUIREMENTS

         Whether or not the Plan is approved by our stockholders, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. If the Plan is approved, to curtail expenses, we may at some point seek relief from the Securities and Exchange Commission ("SEC") from the reporting requirements under the Exchange Act. We anticipate that, if the relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

         CONTINGENCY RESERVE; LIQUIDATING TRUST

         Following approval of the Plan by our stockholders, we will pay all of our expenses and other known liabilities in the ordinary course of our business. Before making any distributions, we will set aside cash and other assets which we believe to be adequate for payment as a Contingency Reserve. We are currently unable to estimate with precision the amount of any Contingency Reserve which may be required.

         The actual amount of the Contingency Reserve will be based upon estimates and opinions of our Board of Directors, management and outside experts that our Board of Directors may choose to consult, a review of our estimated costs of operating our textile business pending a sale, possibly engaging financial advisors and future dissolution expenses and estimated liabilities. After the establishment of the Contingency Reserve, we may distribute to our stockholders any portions of the Contingency Reserve which we deem to be no longer required. Additionally, after any liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve.

         If our textile business and all remaining assets are not sold or distributed before the third anniversary of the Effective Date, we will transfer in final distribution any remaining assets to a liquidating trust. Our Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to a liquidating trust. The purpose of a liquidating trust would be to distribute the property or to sell the property on terms satisfactory to the liquidating trustees, and distribute the proceeds of the sale after paying those expenses and liabilities of the Company, if any, assumed by the trust, to our stockholders. If the Contingency Reserve transferred to the liquidating trust is exhausted, the expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

         The Plan authorizes our Board of Directors to appoint one or more individuals or entities, including one or more of its members or one or more of our officers, to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with the trustee or trustees on the terms and conditions as may be approved by our Board of Directors. We anticipate that our Board of Directors will select the trustee or trustees on the basis of the experience of the individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts, and the ability of the individual or entity to serve the best interests of our stockholders. Approval of the Plan by the stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

         The transfer to a trust and distribution of interests therein to our stockholders would enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Under the trust agreement, the trust property would be transferred to the trustees, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. We anticipate that the interests would be evidenced only by the records of the trust and that there would be no certificates or other tangible evidence of the interests. In addition, no holder of our Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock to receive the interests in the trust. We further anticipate that under the trust agreements (i) a majority of the trustees would be required to be independent of our management; (ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of the termination, or (z) a specified number of years having elapsed after the creation of the trust.

         Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or should the contingency reserve and the assets held by the liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of the stockholder's pro rata share of the excess, limited to the amounts theretofore received by the stockholder from us or from the liquidating trust or trusts. After a review of our assets and liabilities, however, we believe that the Contingency Reserve will be adequate and that it is unlikely that our stockholders would be required to return any amounts previously distributed to them.

         FINAL RECORD DATE

         We will close our stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date. Thereafter certificates representing shares of our Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates other than replacement certificates. Any person holding options, warrants or other rights to purchase our Common Stock must exercise those instruments or rights before the Final Record Date. We anticipate that no further trading of our shares will occur on or after the Final Record Date. See "-- Listing and Trading of Our Common Stock and Interests in the Liquidating Trust or Trusts."

         All liquidating distributions from us or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of Common Stock as of such date. After such date, we may at our election require stockholders to surrender certificates representing their shares of Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates to us before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by us or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for the stockholders, without interest, until the surrender of their certificates (subject to escheat under the laws relating to unclaimed property). If a stockholder's certificate evidencing our Common Stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity as a condition to the receipt of any distribution.

         LISTING AND TRADING OF OUR COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST OR TRUSTS

         Our Common Stock is currently listed for trading on the AMEX. We expect to remain listed on the AMEX if our stockholders adopt the Plan and after we make our initial distribution. We do not anticipate being de-listed from the AMEX until after we make additional substantial distributions to our stockholders. Thus, it is possible that on or before the Final Record Date, our Common Stock will be de-listed, either from an AMEX determination or in response to our own voluntary de-listing in connection with carrying out the Plan. Following a de-listing from the AMEX, trading (if any), in our Common Stock would be conducted in the over-the-counter market. As a consequence of de-listing from the AMEX, stockholders would likely find it more difficult to dispose of, or to obtain quotations as to the price of our Common Stock. Overall, de-listing of our Common Stock may result in lower prices for the Common Stock than would otherwise prevail.

         If we transfer assets to a liquidating trust, we anticipate that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. This determination will be made by our Board of Directors and management before the transfer of any unsold assets to the liquidating trust and will be based upon, among other things, our Board of Directors' and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, we plan to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets. Additionally, the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with the requirements would reduce the amount which otherwise could be distributed to interest holders in the trust. Even if transferable, interests in any such trust or trusts are not expected to be listed on a national securities exchange or quoted through a securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

         ABANDONMENT; AMENDMENT

         Under the Plan, our Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the DGCL. We will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

         ABSENCE OF APPRAISAL RIGHTS

         Under the DGCL, stockholders are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan.

         REGULATORY APPROVALS

         No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with our liquidation and dissolution.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a general summary of the material United States federal income tax consequences affecting our stockholders that are anticipated to result from the liquidation and dissolution of the Company. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under some federal income tax laws (for example, dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, and persons who acquired their Company stock upon exercise of stock options or in other compensatory transactions) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any changes may be applied retroactively. Distributions under the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described in this proxy statement will remain unchanged at the time of the distributions.

         The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described in this proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation and dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances. This discussion does not constitute legal advice to any stockholder.

         FEDERAL INCOME TAXATION OF THE COMPANY

         After the approval of the Plan and until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any, such as interest income, gain from the sale of our assets or income from operations. Upon the distribution of any property, other than cash, to stockholders under the Plan, we will recognize gain or loss as if the property were sold to the stockholders at its fair market value on the date of distribution, unless certain exceptions to the recognition of loss apply.

         FEDERAL INCOME TAXATION OF THE STOCKHOLDERS

         As a result of the liquidation and dissolution of the Company, for federal income tax purposes, amounts received by stockholders under the Plan will be treated as full payment in exchange for their Common Stock. Stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

         A stockholder's gain or loss will be computed on a "per share" basis. We expect to make more than one liquidating distribution; each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized from a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long term capital gain or loss if the stock has been held for more than one year. Gain resulting from distributions of cash or assets from a corporation under a plan of liquidation is, therefore, commonly capital gain rather than ordinary income. If it were to be determined that distributions made under the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates if we were to have any earnings and profits for Federal income tax purposes, determined either on an historic or a current year basis, for the year of distribution.

         Upon any distribution of property, the stockholder's tax basis in the property immediately after the distribution will be the fair market value of the property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of the sale and the proceeds of the sale.

         After the close of our taxable year, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge the valuation. If the IRS were to challenge the valuation, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

         It is possible that we will have liabilities not fully covered by our Contingency Reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. See "Principal Provisions of the Plan - Contingency Reserve; Liquidating Trust." A liability like this could require a stockholder to satisfy a portion of the liability out of prior liquidating distributions received from the Company and any liquidating trust or trusts. Payments by stockholders in satisfaction of the liabilities would commonly produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

         SOME FEDERAL INCOME TAX CONSEQUENCES ARISING FROM LIQUIDATING TRUSTS

         If we transfer assets to a liquidating trust or trusts, we intend to structure the trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming this treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from the Company. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay the tax. We cannot assure you that the liquidating trust or trusts described in the Plan will be treated as a liquidating trust or trusts for federal income tax purposes.

         BACKUP WITHHOLDING

         Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations under the Code, the stockholder may be subject to backup withholding tax with respect to any payments received under the liquidation. The backup withholding tax is imposed at a rate of 30% during 2002 and 2003, with further reductions thereafter. Backup withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. Federal income tax liability.

         TAXATION OF NON-UNITED STATES STOCKHOLDERS

         Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

         STATE AND LOCAL TAX

         We may be subject to liability for state or local taxes with respect to the sale of our assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

         THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock as of the Record Date. Members of our Board of Directors and our executive officers who hold (or are deemed to hold) an aggregate of 1,696,292 outstanding shares of Common Stock (approximately 32.41% of the outstanding shares of Common Stock as of such date) have indicated that they will vote in favor of the proposal. In particular, Samson Bitensky, one of our founders, our Chairman of the Board and our Chief Executive Officer, who holds (or is deemed to hold) an aggregate of 1,488,242 shares of Common Stock (approximately 28.60% of the outstanding shares of Common Sock as of such date) has indicated that he will vote in favor of the proposal.

         OUR BOARD OF DIRECTORS BELIEVES THAT A SALE OF OUR BUSINESS PURSUANT TO THE PLAN IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                       PROPOSAL 2 -- ELECTION OF DIRECTORS

NOMINEES FOR THE BOARD OF DIRECTORS

         At the Annual Meeting, three directors are to be elected to Class II of the Company's Board of Directors for a term of three years. Unless a proxy shall specify that it is not to be voted for any particular director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Mr. Lawrence H. Bober, Mr. Martin
B. Bernstein and Mr. Steven Myers to Class II of the Board of Directors. Messrs. Bober and Bernstein are currently directors of the Company and were most recently elected as Class II board members at the 1999 Annual Meeting of Stockholders. Mr. Myers is currently a director of the Company and was appointed as a Class II board member on November 27, 2001 by the Company's Board of Directors upon its decision to increase the size of the Board from six to seven members and to add an additional director to Class II of the Board.

         The Class II directors elected will hold office until the 2005 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. If any of such nominees is not a candidate for election at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee.

                                        PRINCIPAL OCCUPATION AND     DIRECTOR
NAME                       AGE          COMPANY OFFICE(1)            SINCE
------------------------   ----------   --------------------------   -----------

NOMINEES FOR ELECTION TO CLASS II OF THE BOARD OF DIRECTORS:

Lawrence H. Bober          77           Retired, Vice Chairman       1979
                                        of the Board, First New
                                        York Bank for Business
                                        and First New York
                                        Business Bank Corp.(2)

Martin B. Bernstein        68           Chief Executive Officer      1998
                                        of Ponderosa Fibres of
                                        America, Inc.(3)

Steven Myers               53           President, Chief             2001
                                        Operating Officer and
                                        Secretary of the
                                        Company.(4)

                                        PRINCIPAL OCCUPATION AND     DIRECTOR
NAME                       AGE          COMPANY OFFICE(1)            SINCE
------------------------   ----------   --------------------------   -----------

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

Class III - Term expires at the 2003 Annual Meeting of Stockholders:

Samson Bitensky            82           Chairman of the Board        1966
                                        of Directors and Chief
                                        Executive Officer of the
                                        Company.(5)

Frank S. Greenberg         71           Retired, Chairman of         1998
                                        the Board of Directors
                                        and Chief Executive
                                        Officer, Burlington
                                        Industries, Inc.(6)

Class I - Term expires at the 2004 Annual Meeting of Stockholders:

Susan B. Lerner            46           Corporate Counsel of         1997
                                        the Company. (7)

Richard Marlin             68           Attorney, member of the      1995
                                        law firm of Kramer
                                        Levin Naftalis &
                                        Frankel LLP. (8)


-----------------------------
(1) Unless otherwise indicated, the directors' principal occupations have been their respective principal occupation for at least five years.

(2) Mr. Lawrence H. Bober is a retired Vice Chairman of the Board of First New York Business Bank Corp. ("FNYBBC") and of First New York Bank for Business (formerly, The First Women's Bank), a commercial bank and wholly-owned subsidiary of FNYBBC, where he served from January 1988 until January 1991. Prior to 1988 and for more than five years, Mr. Bober was a Senior Vice President of Manufacturers Hanover Trust Company, a commercial bank.

(3) Mr. Martin B. Bernstein is Chief Executive Officer of Ponderosa Fibres of America, Inc. ("PFAI"). PFAI is a member of a limited liability company or a stockholder of a corporation that are partners of two partnerships which have been reorganized under Chapter XI in fiscal 1999. PFAI filed a Chapter XI proceeding in May of 2001. Thereafter, its assets were sold and it has ceased operations. Proceedings are still pending. Mr. Bernstein is a member of the Board of Directors of Empire Insurance Company and Allcity Insurance Company.

(4) Mr. Steven Myers served as Co-President and Chief Operating Officer of the Company from May 1997 through July 2001. In August 2001, Mr. Myers became President of the Company upon the retirement of Stanley August and also maintained the position of Chief Operating Officer. In March 2002, Mr. Myers became Secretary of the Company. Mr. Myers served as Vice President of the Company from May 1988 to May 1997. He served as Vice President of Sales of the Company for more than five years prior to May 1988. Mr. Myers is the son-in-law of Mr. Bitensky, Chairman of the Board of Directors and Chief Executive Officer of the Company.

(5) Mr. Samson Bitensky was one of the Company's founders in 1966 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since such time. Mr. Bitensky also served as President of the Company from 1970 until May 1, 1997.

(6) Mr. Frank S. Greenberg is a retired Chairman of the Board and Chief Executive Officer of Burlington Industries, Inc., where he served from October 1986 until February 1998.

(7) Ms. Susan B. Lerner has served as Corporate Counsel of the Company since 1995, as Assistant Secretary of the Company from May 1997 until May 2001 and as Secretary of the Company from May 2001 until March 2002. From 1993 to 1995, she was president of the Company's Raval Lace Division. Ms. Lerner is the daughter of Mr. Bitensky, Chairman of the Board of Directors and Chief Executive Officer of the Company.

(8) Since 1979, Mr. Richard Marlin has been a member of the law firm of Kramer Levin Naftalis & Frankel LLP ("Kramer Levin"). The Company retained Kramer Levin to render legal services from 1995 to 2001.

VOTE REQUIRED

         The vote required for the election of directors is a plurality of the votes cast and entitled to vote on the election of directors, provided a quorum is present. Abstentions and broker non-votes will not affect the outcome of the election.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                 ELECTION OF EACH OF THE NOMINEES FOR CLASS II.

                       MEETINGS OF THE BOARD OF DIRECTORS
                       AND CERTAIN COMMITTEES OF THE BOARD

         The Company has standing Audit, Compensation, Executive and Finance Committees whose current functions and members are described below. The Board of Directors does not have a nominating committee.

         During fiscal 2001, the Board of Directors met four times. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the number of meetings of committees of the Board of Directors (during the periods that he or she served on such committees).

         AUDIT COMMITTEE. The Company has an audit committee (the "Audit Committee") composed of Messrs. Bober, Greenberg and Marlin, each of whom is independent pursuant to Section 121(A) of the AMEX's listing standards. The purpose of the Audit Committee is to receive and review the recommendations of the independent auditors, review the audited consolidated financial statements, meet periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls and review the Company's accounting policies. The Board of Directors has adopted a written charter of the Audit Committee. The Audit Committee held four meetings during the past fiscal year.

         COMPENSATION COMMITTEE. The Company has a compensation and stock option committee (the "Compensation Committee") composed of Messrs. Bernstein, Bober and Greenberg, whose purpose is to make recommendations concerning the grant of options pursuant to the Company's stock option plans and to make recommendations regarding the compensation of senior management personnel and setting performance goals. This committee held one meeting during the past fiscal year.

         EXECUTIVE COMMITTEE. The Company has an executive committee (the "Executive Committee") composed of Messrs. Bitensky, Greenberg and Bernstein, whose purpose is to operate the Company and to serve as the main contact for the Company's committees. This committee held one meeting during the past fiscal year.

         FINANCE COMMITTEE. The Company has a finance committee (the "Finance Committee") composed of Messrs. Bitensky, Bober and Greenberg and Ms. Lerner, whose purpose is to discuss proper investments for corporate funds. This committee did not meet during the past fiscal year.

                     COMPENSATION OF NON-EMPLOYEE DIRECTORS

         During fiscal 2001, the Company paid fees to the following directors who were not employees of the Company: $15,000 to Mr. Bober; and $10,000 each to Messrs. Bernstein, Greenberg and Marlin. No additional fee was paid for service on committees of the Board of Directors. Additionally, during fiscal 2001, non-employee directors were granted options to purchase Common Stock under the Company's 1997 Stock Incentive Plan. These options will expire ten years after the date of grant. The table below summarizes the options granted to non-employee directors to date.

     DIRECTOR           DATE OF GRANT   NUMBER OF SHARES    EXERCISE PRICE
---------------------   -------------   ----------------    --------------

Martin B. Bernstein       10/27/99              2,000          $ 13.00
                          05/03/01              2,000          $ 12.75

Lawrence H. Bober         10/27/99              2,000          $ 13.00
                          05/03/01              2,000          $ 12.75

Frank S. Greenberg        10/27/99              2,000          $ 13.00
                          05/03/01              2,000          $ 12.75

Richard Marlin            10/27/99              2,000          $ 13.00
                          05/03/01              2,000          $ 12.75

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2001, 2000 and 1999 fiscal years of those persons (the "named executive officers") who were (i) the Chief Executive Officer during fiscal 2001 and (ii) the other four most highly-compensated executive officers of the Company at the fiscal year ended December 1, 2001.

SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                        -------------------
 NAME AND PRINCIPAL                                            ALL OTHER
     POSITION                 YEAR   SALARY($)(1)  BONUS ($) COMPENSATION ($)(2)
---------------------------   ----   ------------  --------- -------------------

Samson Bitensky               2001    320,832       --           6,145
Chairman of the Board of      2000    350,000       --           6,425
Directors and Chief           1999    350,000       --           4,483
Executive Officer

Stanley August                2001    152,000       --           2,412
Retired Co-President and      2000    230,000       --           7,049
Chief Operating Officer       1999    230,000       --           4,483

Steven Myers                  2001    222,500       --           7,435
President and Chief           2000    230,000       --           6,919
Operating Officer             1999    227,500       --           4,483

Sam Hiatt                     2001    204,167       --           7,409
Vice President-Sales          2000    210,000       --           6,841
                              1999    206,667       --           4,483

Jerry Deese                   2001    134,167       20,000       5,714
Vice President,               2000    124,500       25,000       5,063
Controller of Plant           1999    118,250       20,000       3,259
Operations

-----------------------------
(1) Includes compensation deferred pursuant to the Company's qualified 401K Money Option Savings Plan.

(2) Represents the amount of the Company's contribution under its Executive Retirement Plan for Messrs. Bitensky, Myers and Hiatt and the Fab Industries, Inc. Profit Sharing Plan for Mr. Deese and the amount contributed by the Company to its Employee Stock Ownership Plan for shares allocated during each year to the account of the applicable officer.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The Company did not make any individual grants of stock options or stock appreciation rights during fiscal 2001 to the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The table below sets forth certain information at December 1, 2001 with respect to unexercised options to purchase shares of Common Stock held by the named executive officers of the Company.

                    SHARES                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN THE
                  ACQUIRED ON   VALUE REALIZED     UNDERLYING UNEXERCISED         MONEY OPTIONS AT FISCAL
      NAME        EXERCISE (#)       ($)         OPTIONS AT FISCAL YEAR-END (#)        YEAR-END ($) (1)
----------------- ------------  --------------   ------------------------------ ---------------------------
                                                  Exercisable    Unexercisable  Exercisable   Unexercisable
Stanley August        --             --              --              --             --             --

Steven Myers          --             --             4,000           16,000         7,350          29,400

Sam Hiatt             --             --             1,600           2,400           --             --

Jerry Deese           --             --             4,400           7,600            735           2,940

-----------------------------
(1) Based on the closing sale price on the AMEX of the Company's Common Stock on November 29, 2001 of $12.90 per share.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         It has been the policy of the Company to tie a significant portion of executive compensation to corporate performance. For all principal executives, the key elements of compensation are (i) base salary and (ii) annual bonus and, for the principal executives other than Mr. Bitensky, (iii) long-term incentive opportunities in the form of restricted stock and stock options. For all of the principal executives, significant portions of total compensation are based on performance (as opposed to base salaries and benefits).

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Bitensky is one of the founders of the Company. He beneficially owns approximately 1,488,242 shares of Common Stock constituting approximately 28.60% of the total amount outstanding. Accordingly, his interest is very much aligned with the interest of all stockholders and the Company has not considered it sensible to relate Mr. Bitensky's compensation to the Company's performance through long-term stock incentives such as restricted stock or stock options. Instead, Mr. Bitensky's compensation is tied to Company performance through the use of incentive compensation. The members of the Compensation Committee believe that Mr. Bitensky continues to be significantly responsible for the Company's success.

         Mr. Bitensky entered into an employment agreement with the Company effective April 1, 1993, pursuant to which he is to perform the duties of its Chief Executive Officer. The agreement provided it would expire on March 31, 1998, subject to automatic successive one year renewals unless either party terminates on notice given not less than six months prior to the then expiration date. The current expiration date is March 2003. The agreement provides for an annual base salary of $350,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation if the Company's annual pre-tax income exceeds $10,000,000 equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. In the event of disability as defined in the employment agreement, compensation at the above rate is payable for the first year, and at one-half such rate for the second year of such disability. Upon termination of full-time employment other than by the Company for cause, Mr. Bitensky will be retained to provide advisory and consulting services for a period of five years for a fee of $250,000 per annum. In the event of the death of Mr. Bitensky while employed or providing consulting services, an amount equal to the average one year total annual compensation paid to Mr. Bitensky, based upon the three most recent full-time employment years, is payable to his beneficiaries over a five-year period.

         In the event of Mr. Bitensky's death while employed or within two years after termination of employment, the agreement provides an option to Mr. Bitensky's estate, exercisable during the period of six months after the appointment of Mr. Bitensky's personal representative, to sell to the Company such number of shares of Common Stock as may be purchased with an amount equal to (i) the lesser of (A) $7,000,000 or (B) 10% of the Company's net worth at the end of the fiscal year immediately prior to Mr. Bitensky's death, plus (ii) such amount as may be purchased with the proceeds of life insurance which the Company may purchase from time to time on Mr. Bitensky's life. Currently, the Company maintains several life insurance policies on Mr. Bitensky's life providing for the payment of an aggregate of $3,000,000 for such purpose. The purchase price of shares purchased pursuant to the option is the market price per share increased by an amount, if any, equal to one-half of the difference between the average market price per share and the book value per share.

POLICY AND PERFORMANCE MEASURES

         As indicated above, the key elements of the compensation payable to the principal executives other than the Chief Executive Officer are base salary, annual bonus and long-term incentives in the form of restricted stock and stock options. In general, significant portions of total compensation are performance based.

         Adjustment of base salaries involves considerations of competitive data, assessment of performance, position tenure and internal comparability. The base salaries of the executives are considered to be average by industry standards and are adjusted modestly, the primary focus being on total compensation. Executives are eligible to receive annual cash bonuses based on a review of the Company's overall profitability, divisional profitability and such executives' performance during the year for which such a bonus is payable. Fiscal 2001 was not profitable for the Company and it was deemed appropriate that, with the exception of Jerry Deese, no bonuses were given to any of the named executive officers.

STOCK OPTION AND RESTRICTED STOCK PROGRAMS

         The Company's stock option and restricted stock programs are designed to align the interests of the executives with those of the stockholders at large. Options are granted with exercise prices equal to market on the grant date and vest, generally, over a period of five years. This approach is designed to provide incentives for the creation of stockholder value over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company's restricted stock program contemplates the grant of shares of Common Stock which the recipient may not sell or otherwise dispose of until an applicable restriction period lapses and which are forfeited if the recipient's employment is terminated (other than by reason of death or long-term disability) prior to the lapsing of the restriction period. The Company does not issue options or grant restricted stock on any fixed basis, preferring to maintain a flexible program.

                            COMPENSATION COMMITTEE ON
                         EXECUTIVE COMPENSATION MEMBERS
                         ------------------------------

                               Martin B. Bernstein
                                Lawrence H. Bober
                               Frank S. Greenberg

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee operates under a written charter adopted and approved by the Board of Directors. As stated in the charter, the Audit Committee's job is one of oversight. Management is responsible for the Company's financial reporting process, including the system of internal controls, for the preparation, objectivity and integrity of the Company's financial statements and for the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, monitoring the effectiveness of the Company's internal controls and discussing with the Audit Committee any issues that the auditors believe should be raised with the Audit Committee. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee are not experts in the fields of auditing or accounting, or in respect of auditor independence issues, and they rely without independent verification on the information provided to them and on the representations made by management and the independent accountants, including management's representation that the financial statements have been prepared in conformity with generally accepted accounting principles and the auditors' representations included in their report on the Company's financial statements. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to in this report do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's independent auditors are in fact "independent".

         The Audit Committee reviewed and discussed with management the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 1, 2001. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, regarding the scope and results of the annual audit. The Audit Committee also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent accountants its independence. The Committee also considered the fees and services of the independent auditors, as disclosed under "Other Matters" below, and determined that such fees and services are compatible with maintaining the independence of the Company's auditors.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 1, 2001.

                             AUDIT COMMITTEE MEMBERS
                             -----------------------

                                Lawrence H. Bober
                               Frank S. Greenberg
                                 Richard Marlin

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         By letter dated September 11, 2001, Ernst & Young, LLP ("Ernst & Young") resigned as the Company's independent accountant. Ernst & Young's resignation became effective on September 25, 2001, the date that the Company engaged BDO Seidman, LLP ("BDO") as its new independent public accountants. The Audit Committee made no recommendation or approval with respect to the resignation of Ernst & Young. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audits of the Company's two most recent fiscal years or any subsequent interim period through September 25, 2001, which disagreements if not resolved to the satisfaction of the former accountants would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years. None of the principal accountants' reports on the financial statements for the two years preceding such resignation contained an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim periods through September 25, 2001, the Company was not advised of any of the matters referred to in Item 304(a)(1)(v) of Regulation S-K.

         The Company has selected BDO as its independent accountants for the fiscal year ending November 30, 2002. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of the Record Date (except as noted below) as to the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock.

     NAME AND ADDRESS            NUMBER OF SHARES
     OF BENEFICIAL OWNER        BENEFICIALLY OWNED(1)   PERCENT OF CLASS
-----------------------------   ---------------------   ----------------

Samson Bitensky(2)                    1,488,242(3)          28.60%
c/o Fab Industries, Inc.
200 Madison Avenue
New York, New York  10016

Private Capital Management, L.P.,     1,011,004(4)          19.43%
Bruce S. Sherman and
Gregg J. Powers(4)
8889 Pelican Bay Blvd.
Naples, Florida  34108

Royce & Associates, Inc.,              525,032(5)           10.09%
Royce Management Company and
Charles M. Royce(5)
1414 Avenue of the Americas
New York, New York  10019

Dimensional Fund Advisors Inc.(6)      349,081(6)            6.71%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Grace & White, Inc.(7)                 284,300(7)            5.46%
515 Madison Ave
New York, New York  10016

-----------------------------
(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) Under the rules and regulations of the SEC, Mr. Bitensky may be deemed a "control person" of the Company.

(3) Includes 74,000 shares of Common Stock owned by the Halina and Samson Bitensky Foundation, Inc., 89,996 shares of Common Stock owned by Mr. Bitensky's spouse and 921 shares allocated to Mr. Bitensky pursuant to the Fab Industries, Inc. Employee Stock Ownership Plan (the "ESOP"). Mr. Bitensky disclaims beneficial ownership of the shares owned by his spouse and by the Halina and Samson Bitensky Foundation, Inc. and does not have dispositive power with respect to the ESOP shares.

(4) Bruce S. Sherman is Chief Executive Officer of Private Capital Management, L.P., a Florida limited partnership ("PCM"), and exercises shared voting and dispositive power with respect to 1,011,004 shares of Common Stock held by PCM on behalf of its clients. Gregg J. Powers is President of PCM and exercises shared voting and dispositive power with respect to 1,013,004 shares of Common Stock held by PCM on behalf of its clients. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group. This information is derived from PCM's Schedule 13G, as amended, filed with the Commission on February 15, 2002.

(5) Royce & Associates, Inc., a New York corporation ("Royce"), beneficially owns and has sole voting power and sole dispositive power with respect to 525,032 shares of Common Stock. This information is derived from Royce's
     Schedule 13G, as amended, filed with the Commission on February 8, 2002.

(6) Dimensional Fund Advisors Inc., a Delaware corporation ("Dimensional") and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Advisers Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of Common Stock that are owned by these investment companies and investment vehicles. Dimensional disclaims beneficial ownership of all such shares. This information is derived from Dimensional's Schedule 13G, as amended, filed with the Commission on January 30, 2002.

(7) Grace & White, Inc., a New York corporation ("Grace") and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, beneficially owns and has sole dispositive power with respect to 284,300 shares of Common Stock shown in the table above. Grace has sole voting power with respect to 62,000 shares of Common Stock shown in the table above. This information is derived from Grace's Schedule 13G, as amended, filed with the Commission on January 21, 2002.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

         The following table sets forth certain information as of the Record Date as to the shares of Common Stock beneficially owned by the Company's directors (of which Messrs. Bernstein, Bober and Myers constitute the three nominees for Class II directors), the named executive officers and the directors and executive officers of the Company as a group.

                               SHARES OF COMMON STOCK
                              BENEFICIALLY OWNED ON THE   PERCENT OF OUTSTANDING
  NAME OF BENEFICIAL OWNER        RECORD DATE (1)             COMMON STOCK
--------------------------    -------------------------   ----------------------

Samson Bitensky                     1,488,242(2)                 28.60%

Martin B. Bernstein                     3,000(3)                   *

Lawrence H. Bober                       2,332(3)                   *

Frank S. Greenberg                      2,500(3)                   *

Susan B. Lerner                        64,514(3)                 1.24%

Richard Marlin                          2,500(3)                   *

Steven Myers                           80,888(4)                 1.55%

Stanley August                         32,620                      *

Sam Hiatt                               3,155(5)                   *

Jerry Deese                             5,488(6)                   *

All directors and executive
officers as a group (13 persons)    1,696,292(7)                 32.41%


-----------------------------
*    Less than 1%

(1) Except as otherwise indicated below, and except for 921 shares allocated to Mr. Bitensky, 1,555 shares allocated to Mr. Hiatt, 888 shares allocated to Mr. Deese, 1,654 shares allocated to Mr. Myers and 810 shares allocated to Ms. Lerner pursuant to the Company's Employee Stock Ownership Plan, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to the shares of Common Stock indicated as being beneficially owned by him or her.

(2) See note 3 to the table set forth above under the heading "Security Ownership of Certain Beneficial Owners" with respect to beneficial ownership of these shares.

(3) Includes 2,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(4) Includes (a) 4,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date and (b) 48,370 shares of Common Stock owned by Beth B. Myers; 3,332 shares owned by Jessica C. Myers in a custodial account under control of Beth B. Myers; and 2,000 shares owned by Allison R. Myers in a custodial account under the control of Beth B. Myers. Beth B. Myers is the daughter of Mr. Bitensky, Chief Executive Officer of the Company, and the spouse of Steven Myers, President and Chief Operating Officer of the Company. Jessica
     C. Myers and Allison R. Myers are the minor daughters of Mr. and Mrs. Myers. Mr. Myers disclaims beneficial ownership of the shares owned by his spouse and minor daughters.

(5) Includes 1,600 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(6) Includes 4,400 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(7) Includes 28,800 shares of Common Stock deemed to be beneficially owned by directors and executive officers of the Company by reason of their right to acquire such shares within 60 days of the Record Date. See also notes 1 through 6 above.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph set forth below compares the annual percentage change and the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange Market Value Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company for the period commencing November 30, 1996 and ending December 1, 2001. This graph assumes a $100.00 investment in the Company's Common Stock and in each index on November 30, 1996 and that all dividends paid by companies in each index were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG FAB INDUSTRIES, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

                   [GRAPHIC OMITTED - STOCK PERFORMANCE GRAPH]

                            1996      1997     1998      1999     2000     2001
                            ----      ----     ----      ----     ----     ----

FAB INDUSTRIES             100.00    113.91    77.74    49.10    60.66    56.69
KNITTING MILLS             100.00    84.80     56.23    22.49    20.36    16.92
AMEX MARKET INDEX 100      100.00    114.23   112.85    140.99   135.54   132.19

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

         This solicitation is being made by the Board of Directors. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Annual Meeting, Proxy Statement, form of proxy and other soliciting material, as well as the cost of forwarding such material to the beneficial owners of the shares of record, will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies, by further mailings, personal conversations or by telephone but such individuals will not receive any additional compensation for these actions. The Company may reimburse brokers and others holding shares in their names or in the names of nominees for their reasonable out-of-pocket expenses incurred in sending the proxy materials to principals and beneficial owners. The Company may also use the services of paid solicitors.

EMPLOYEE LOANS

         The Board of Directors has authorized the Company, contingent upon shareholder approval of the Plan, to accelerate the vesting of all outstanding options under the Company's 1997 Stock Incentive Plan (the "1997 Stock Plan"), and to offer to make a loan to each of the option holders thereunder (collectively, the "Employee Loans") to allow such option holders to borrow the cash required for the exercise of stock options granted to them under the 1997 Stock Plan. As of the Record Date, there were 126,760 options to purchase a share of Common Stock outstanding under the 1997 Stock Plan, held by an aggregate of 33 people. Other than Samson Bitensky, our Chairman of the Board and Chief Executive Officer, the Employee Loans are being offered to each of our executive officers and members of our Board of Directors. Each Employee Loan will be evidenced by a full recourse promissory note with a term of one year and an interest rate equal to 3.5% per annum. Each note for an Employee Loan will be secured by the Common Stock received by the employee borrower upon exercise of the options. Any dividends or distributions made on Common Stock held as collateral for an Employee Loan will be used to make payments on the Employee Loan. An employee borrower may not dispose of his or her shares of Common Stock pledged as collateral for the Employee Loan prior to repayment of such loan.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         If you wish to submit a stockholder proposal for possible inclusion in the Company's proxy statement for its 2003 Annual Meeting of Stockholders, you must ensure that your proposal complies with Rule 14a-8 under the Exchange Act and is received by us no earlier than January 31, 2003 and not later than February 20, 2003. If we do not receive your proposal within that period, no discussion of your proposal is required to be included in our 2003 proxy statement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         The Company believes that all of its directors, executive officers, and greater than ten percent beneficial owners complied with all filing requirements applicable to them in the fiscal year 2001.

AUDIT FEES

         During the fiscal year ended December 1, 2001, BDO billed the Company $120,000 for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 1, 2001. The amount of fees that BDO and Ernst & Young billed for the review of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 1, 2001 were $4,000 and $8,000, respectively.

ALL OTHER FEES

         In addition to the audit fees, BDO billed the Company $8,000 in fiscal year 2001 for professional services rendered in connection with the review of the Company's tax returns. Ernst & Young also billed the Company $21,800 for services rendered in connection with registration statements on Form S-8 and second quarter restructuring activities during such period.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 1, 2001, as amended, the Company's Quarterly Report on Form 10-Q for the quarter ended March 2, 2002, and the Company's Current Reports on Form 8-K filed with the SEC on December 6, 2001 and March 4, 2002 are incorporated herein by reference.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

ANNUAL REPORT ON FORM 10-K

         Stockholders of record as of the Record Date and each beneficial stockholder on that date will receive with this proxy statement a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, as filed with the SEC for the fiscal year ended December 1, 2001. Stockholders wishing to receive additional copies may request so in writing to the Company's offices at the following address:

                           200 Madison Avenue
                           New York, New York  10016
                           Attention:  Secretary

In the event that exhibits to such Form 10-K are requested, a fee will be charged for reproduction of such exhibits. Requests from beneficial stockholders must set forth a good faith representation as to such ownership as of the Record Date.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described in this proxy statement. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the person named as proxies.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                        By Order of the Board of Directors,


                                        /s/ Samson Bitensky
                                        ---------------------------------------
                                        Samson Bitensky,
                                        Chief Executive Officer
                                        and Chairman of the Board


Dated:  May 3, 2002

                                                                         ANNEX A

                             PLAN OF LIQUIDATION AND
                                 DISSOLUTION OF
                              FAB INDUSTRIES, INC.

         This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Fab Industries, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

         1. EFFECTIVE DATE. The Board of Directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of the Company's outstanding common stock, par value $0.20 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of Liquidation and Dissolution of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

         2. CONTINUATION OF BUSINESS ACTIVITIES. After the Adoption Date, the Company shall continue to operate its business in its current fashion (including continuing any restructuring activities currently being undertaken by the Company to date), but only to the extent necessary for the sale of its business as a going concern, for the preservation of its assets pending sale, and for the proper winding up of the Company. In addition, the Company shall commence to engage in all business activities necessary to effect the sale of the business or assets of the Company and the dissolution thereof, including but not limited to, engaging financial advisors regarding such contemplated sale. Upon the filing of a Certificate of Dissolution with the Secretary of State of the State of Delaware (as described in Section 9 below), the Company's activities will be limited to winding up its affairs, taking such action as may be necessary to preserve the value of its assets and distributing its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

         3. CONTINUING EMPLOYEES AND CONSULTANTS. For the purpose of effecting the sale, liquidation and dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, those employees and consultants as the Board deems necessary or desirable to supervise the sale, liquidation or dissolution.

         4. LIQUIDATION PROCESS. From and after the Adoption Date, the Company shall complete the following corporate actions:

                  (a) LIQUIDATION OF ASSETS. The Company shall determine whether and when to (i) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon those terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders, or (ii) transfer the Company's property and assets to a liquidating trust (established under Section
7), without any further vote or action by the Stockholders.

The Company's business, assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with the collection, sale, exchange and other disposition of business assets, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

                  (b) PAYMENT OF OBLIGATIONS. The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

                  (c) DISTRIBUTIONS TO STOCKHOLDERS. The Company shall distribute pro rata to the Stockholders, all available cash, including the cash proceeds of any sale, exchange or disposition, except for the cash, property or assets as are required for operating the business pending the sale and paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in those amounts, and at those time or times, as the Board or the Trustees (as defined in Section 7), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to the extent necessary for operating its business as a going concern pending a sale and to satisfy claims against and obligations of the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

         5. CANCELLATION OF STOCK. The distributions to the Stockholders under Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock. As a condition to receipt of any distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of the distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with a surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock no later than the date on which the Company files its Certificate of Dissolution (as defined in Section 9) under the DGCL (following any post-dissolution continuation period which may be applicable), and thereafter certificates representing the Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

         6. ABANDONED PROPERTY. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered his certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which the Stockholder is entitled (unless transferred to the Trust established under Section 7) shall be transferred, at the time as the final liquidating distribution is made by the Company, to the official of the state or other jurisdiction authorized by applicable law to receive the proceeds of the distribution. The proceeds of such a distribution shall thereafter be held solely for the benefit of and for ultimate distribution to the Stockholder as the sole equitable owner of those proceeds and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of such a distribution revert to or become the property of the Company.

         7. LIQUIDATING TRUST. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's remaining assets to the Stockholders, as a final liquidating distribution, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated under such laws and regulations, or (ii) held as the Contingency Reserve. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to the transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 4 hereof. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section 7 and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on those terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan by Stockholders holding a majority of the outstanding Common Stock shall constitute the approval by the Stockholders of the appointment, the liquidating trust agreement and the transfer of assets by the Company to the Trust, if any.

         8. TIMING OF DISTRIBUTION. Whether or not a Trust shall have been previously established under Section 7, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the

Company before the third anniversary of the Adoption Date then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as described in Section 7.

         9. CERTIFICATE OF DISSOLUTION. At any time after the Adoption Date, the officers of the Company shall, at the time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining those certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") as provided in the DGCL.

         10. STOCKHOLDER CONSENT TO SALE OF ASSETS. Adoption of this Plan by Stockholders holding a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the business, property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are dependent on adoption of this Plan.

         11. EXPENSES OF DISSOLUTION. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's business, property and assets and the implementation of this Plan.

         12. COMPENSATION. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including under severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of the Plan by Stockholders holding a majority of the outstanding Common Stock shall constitute the approval by the Stockholders of the payment of such compensation, if any.

         13. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees, agents and representatives as provided in its Restated Certificate of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify those persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be deemed necessary or appropriate to cover the Company's obligation hereunder.

         14. MODIFICATION OR ABANDONMENT OF THE PLAN. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the

Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the DGCL.

         15. AUTHORIZATION. The Board is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                                      PROXY
                              FAB INDUSTRIES, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2002


         This Proxy Solicited on Behalf of the Board of Directors

         THE UNDERSIGNED, revoking all previous proxies, hereby appoints Steven Myers and David A. Miller, and each of them, attorneys and proxies with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock of FAB INDUSTRIES, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on Thursday, May 30, 2002 at 10:15 a.m., at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, or at any adjournment or adjournments thereof, as instructed below and in their discretion with respect to any other matter that may properly come before such meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF A SALE OF THE COMPANY'S BUSINESS PURSUANT TO THE PLAN OF LIQUIDATION AND DISSOLUTION AND EACH OF THE NOMINEES FOR DIRECTORS, AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                                                              (See reverse side)

1. Approval of a sale of the business pursuant to the Plan of Liquidation and Dissolution:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

         FOR                        AGAINST                     ABSTAIN

         / - /                      / - /                       / - /


2.       Election of each of the Three (3) Directors to Class II of the Board of
         Directors:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED.

         FOR EACH OF THE NOMINEES LISTED        WITHHOLD AUTHORITY

         (except as marked to the contrary)     to vote for all nominees listed

         / - /                                  / - /

         (Instruction: To withhold authority to vote for any individual Class II nominee, strike a line through the nominee's name in the list below.)


         To Class II of the Board of Directors (to hold office until the 2005 Annual Meeting of Stockholders):

         Martin B. Bernstein

         Lawrence H. Bober

         Steven Myers


3. In their discretion, upon any other business that may properly come before the meeting.

                                        Dated:____________________________, 2002

                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature, if held jointly

                                        _______________________________________
                                        Title, if signing as executor,
                                        administrator, corporation officer,
                                        attorney, agent, trustee or guardian

                                        _______________________________________
                                        Name (Print)

                                        _______________________________________
                                        Number of shares of Common Stock owned

                                        Note: Please sign exactly as your name
                                        or names appear hereon. Joint owners
                                        should each sign personally. When
                                        signing as executor, administrator,
                                        corporation officer, attorney, agent,
                                        trustee or guardian, etc., please add
                                        your full title to your signature. If a
                                        corporation, please sign in the
                                        corporate name by the president or
                                        another authorized officer. If a
                                        partnership, please sign in the
                                        partnership name by an authorized
                                        person.

                                        Note: Please date, mark (in blue or
                                        black ink), sign and mail this Proxy in
                                        the envelope provided for this purpose.
                                        No postage is required for mailing in
                                        the United States.

                       2002 ANNUAL MEETING OF SHAREHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION...................................................................1
     General...................................................................1
     Voting Securities.........................................................1
     Revocability of Proxies...................................................2
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS......................................3
     What will be voted on at the Annual Meeting?..............................3
     Why does the Board of Directors recommend that the stockholders approve the sale of the business pursuant to the Plan?................3
     What does the Plan entail?................................................3
     When will the stockholders receive any distributions?.....................3
     What is the amount of the payment that stockholders will receive from the liquidation of Fab Industries?........................................4
     What will happen if the Plan is not approved?.............................4
     Should I still vote to elect our Board of Directors if I approve the Plan?4
     What do stockholders need to do now?......................................4
     Can stockholders change their vote after they have mailed their signed proxies?..............................................................4
     If shares are held in "street name" by a stockholder's broker, will the broker vote these shares on behalf of the stockholder with respect to the approval of the Plan?.............................................5
     Can I sell my shares of Common Stock once the Plan is approved?...........5
     Who can help answer questions?............................................5
PROPOSAL 1-- APPROVAL AND ADOPTION OF THE SALE OF THE
BUSINESS PURSUANT TO A PLAN OF LIQUIDATION AND
DISSOLUTION....................................................................6
     General...................................................................6
     Background and Reasons for the Plan.......................................7
         Background............................................................7
         Apparel Fabrics.......................................................7
         Home Fashions and Accessories.........................................8
         Other.................................................................8
     Conclusion of our Board of Directors......................................8
     Factors to be Considered by Stockholders in Deciding Whether to
         Approve the Plan......................................................9
         The timing and amount of any distribution is uncertain................9
         The successful sale of our textile business as a going concern is uncertain........................................................9
         If our reserves are inadequate, stockholders may be liable to our creditors for up to any amounts received from us................10

                                                                            PAGE
                                                                            ----

         Our stock transfer books will close on the final record date, after which it will not be possible for stockholders to publicly trade in our stock....................................................10
     Principal Provisions of the Plan.........................................11
         General Description..................................................11
         Distributions:  Nature; Amount; Timing...............................11
         Sale of Our Business.................................................12
         Conduct of Business Following Adoption of the Plan...................12
         Reporting Requirements...............................................13
         Contingency Reserve; Liquidating Trust...............................13
         Final Record Date....................................................14
         Listing and Trading of Our Common Stock and Interests in the
              Liquidating Trust or Trusts.....................................15
         Abandonment; Amendment...............................................15
         Absence of Appraisal Rights..........................................16
         Regulatory Approvals.................................................16
     United States Federal Income Tax Considerations..........................16
         Federal Income Taxation of the Company...............................16
         Federal Income Taxation of the Stockholders..........................17
         Some Federal Income Tax Consequences Arising From Liquidating
              Trusts..........................................................18
         Backup Withholding...................................................18
         Taxation of Non-United States Stockholders...........................18
         State and Local Tax..................................................18
     Vote Required and Board Recommendation...................................19
PROPOSAL 2-- ELECTION OF DIRECTORS............................................20
     Nominees for the Board of Directors......................................20
     Vote Required............................................................22
MEETINGS OF THE BOARD OF DIRECTORS  AND CERTAIN COMMITTEES OF THE BOARD.......22
COMPENSATION OF NON-EMPLOYEE DIRECTORS........................................23
EXECUTIVE COMPENSATION AND RELATED INFORMATION................................24
     Summary Compensation Table...............................................24
     Option/SAR Grants in Last Fiscal Year....................................24
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
              Option Values...................................................25
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION................25
     Chief Executive Officer Compensation.....................................25
     Policy and Performance Measures..........................................26
     Stock Option and Restricted Stock Programs...............................26
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.......................27
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS..............................28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................29
SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS................................31

                                                                            PAGE
                                                                            ----

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN...............................33
OTHER MATTERS.................................................................34
     Expenses of Solicitation.................................................34
     Employee Loans...........................................................34
     Stockholder Proposals for the 2003 Annual Meeting........................34
     Compliance with Section 16(a) of the Exchange Act........................34
     Audit Fees...............................................................35
     All Other Fees...........................................................35
     Incorporation Of Certain Documents By Reference..........................35
     Annual Report on Form 10-K...............................................35
     Other Business...........................................................36
ANNEX A--PLAN OF LIQUIDATION AND DISSOLUTION OF
             FAB INDUSTRIES, INC. ...........................................A-1